Exhibit No. 23.2

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-48500) pertaining to the United Retail Group Retirement Savings Plan of our report dated March 31, 2003, with respect to the financial statements of the United Retail Group Retirement Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 2003.

/s/ ARY, ROEPCKE & MULCHAEY, P.C. ARY, ROEPCKE & MULCHAEY, P.C.
Columbus, Ohio May 26, 2004